                                                                         EX-11-1




                          ATLANTIC PREMIUM BRANDS, LTD.

                        COMPUTATION OF EARNINGS PER SHARE


                                                                    For the
                                                                  Three Months
                                                                     Ended
                                                                  September 30,
                                                                     1998
                                                                  ------------
NET INCOME                                                         $  209,296
                                                                   ==========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                          7,607,239
                                                                   ==========

NET INCOME PER COMMON SHARE                                        $      .03
                                                                   ==========

COMPUTATION OF WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING (DILUTED CALCULATION):

       Shares outstanding as of September 30, 1998                  7,432,109

       Impact of dilutive stock options as of September 30, 1998      175,130
                                                                   ----------

                                                                    7,607,239
                                                                   ==========

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